SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 384-2577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, the Board of Directors appointed Andrew Kucharchuk and Craig Marshak as members of the Board of Directors effective immediately. The Board now consists of Emil Assentato, Andrew Kucharchuk and Craig Marshak.

The following biographical information is provided:

Andrew Kucharchuk, Member of the Board of Directors

Mr. Kucharchuk has been a director of Adhera Therapeutics Inc. since July 7, 2022, and currently serves as its Chief Operating Officer, a position he has held since September 30, 2022. Previously, he was Chief Executive Officer of Adhera Therapeutics from July 7, 2020, to September 30, 2022.

Mr. Kucharchuk has been a member of the Board of Directors of Theralink Technologies, Inc. (“Theralink”) since 2020, having previously served in this role from September 2015 to March 2017. His executive experience at Theralink includes roles as President and Chief Financial Officer from February 2016 to June 2020, Chief Executive Officer from November 2019 to June 2020, and Acting Chief Financial Officer from June 2020 to September 2020.

Craig Marshak, Member of the Board of Directors

Mr. Marshak has been a Managing Director at Clear Think Capital since joining the firm in March 2021. From 2018 to 2021, he served as Senior Advisor to SHR Ventures LLC, the family office of Stanley Hutton Rumbough, whose grandfather founded E.F. Hutton. During this time, he co-founded Moringa Acquisition, a NASDAQ-listed SPAC, where he serves as Vice Chairman and Co-Founder.

Since 2002, Mr. Marshak has been a Principal at Israel Venture Partners (israelventurepartners.com), a platform focused on identifying and investing in Israeli technology and healthcare companies.

Mr. Marshak began his investment banking career at Morgan Stanley in the Merchant Banking department before moving to Corporate Finance and Mergers & Acquisitions at Wertheim Schroder and later Schroders in London, England. He went on to establish the London office of Robertson Stephens and, from 1998 to 2001, was Co-Head of the Nomura Technology Merchant Banking Group in London, specializing in high-growth companies in the Israeli and Silicon Valley sectors.

His expertise includes advising on multi-billion-dollar restructuring assignments, such as the privatization of Israel Chemicals from Israeli government ownership, the restructuring of Koor Industries (formerly one of Israel’s largest conglomerates), and the landmark restructuring of Manville Corporation. Mr. Marshak and his team at Schroders led the entirety of the Manville engagement, which was one of the most complex restructurings of its era.

Mr. Marshak graduated summa cum laude and Phi Beta Kappa with an A.B. degree from Duke University. He was awarded the Roger Alan Opel Scholarship to the London School of Economics and later earned a J.D. from Harvard Law School.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025

TWO HANDS CORPORATION By: /s/ Emil Assentato Emil Assentato Chief Executive Officer

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